UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 13, 2013

ASTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd., Suite 200

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 560-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Astex Pharmaceuticals, Inc., a Delaware corporation (the “Company”) was held on June 13, 2013.  The proposals submitted to a vote of the stockholders at the meeting are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2013.  The final results of voting for each matter are as follows:

Proposal 1:                                   Election of the Board of Directors of the Company.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Charles J. Casamento	44,597,448	732,984	25,293,896
Peter Fellner	39,568,782	5,761,650	25,293,896
Thomas V. Girardi	43,721,936	1,608,496	25,293,896
Allan R. Goldberg	44,616,914	713,518	25,293,896
Timothy Haines	44,223,482	1,106,950	25,293,896
Harren Jhoti	44,162,236	1,168,196	25,293,896
Ismail Kola	44,634,661	695,771	25,293,896
Walter J. Lack	43,770,550	1,629,882	25,293,896
James S.J. Manuso	42,479,238	2,851,194	25,293,896

Proposal 2:                                   Approval of an amendment to the Company’s 2008 Employee Stock Purchase Plan.

Votes For:	42,785,999
Votes Against:	2,175,656
Votes Abstaining:	368,777
Broker Non-Votes:	25,293,896

Proposal 3:                                   Ratification of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2013.

Votes For:	67,820,409
Votes Against:	1,105,349
Votes Abstaining:	1,698,570

Proposal 4:                                   Non-binding advisory vote to approve executive compensation.

Votes For:	39,481,024
Votes Against:	5,536,436
Votes Abstaining:	312,972
Broker Non-Votes:	25,293,896

Each of Proposals 1 through 4 set forth above was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTEX PHARMACEUTICALS, INC.

By:	/s/ MICHAEL MOLKENTIN
Michael Molkentin
Chief Financial Officer

Date:  June 14, 2013